Exhibit 10.11

          SUMMARY OF SEVERANCE AGREEMENT WITH NAMED EXECUTIVE OFFICERS

Castelle has agreed to pay the Named Executive Officers (excluding Scott C. McDonald, who has a separate agreement) a severance payment ranging from three to six months of their compensation, subject to standard payroll deductions and withholdings, if the Company terminates the officer's employment without cause at any time or if the Company terminates the officer's employment as a result of a change of control. For purposes of the Company's agreement with the officers, "cause" means misconduct, including: (i) conviction of any felony or a crime involving moral turpitude; (ii) participation in a fraud or act of dishonesty against the Company; (iii) willful breach of the Company's policies; (iv) intentional damage to the Company's property; (v) material breach of the terms of the officer's employment letter or the officer's Employee Proprietary Information and Inventions Agreement; or (vi) conduct by the officer that, in the good faith and reasonable determination of the Company, demonstrates gross unfitness to serve. Physical or mental disability will not constitute cause.


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